RJR Nabisco Holding Corp.
March 12, 1999
Page 1


                                Icahn & Co., Inc.
                               1 Wall Street Court
                               New York, NY 10005



                                                              March 12, 1999



Via Hand Delivery

RJR Nabisco Holding Corp.
1301 Avenue of the Americas
New York, New York 10019

Attention: Corporate Secretary

                  Re:      Stockholder Notice to Submit Business

Ladies and Gentlemen:

                  Icahn & Co., Inc. ("Icahn & Co.") is hereby submitting this notice on the date hereof in order to comply with the requirements (the "Bylaw Requirements") set forth in Article I, Section 6 of the By-Laws of RJR Nabisco Holding Corp. (the "Corporation"). Icahn & Co.'s address is 1 Wall Street Court, New York, New York 10005. Icahn & Co. is the record owner directly of 1,000 shares (the "Direct Shares") of common stock, par value $.01 per share, of the Corporation ("Common Stock"), which constitutes less than one percent (1%). These shares were countersigned and registered on the stock transfer books of the Corporation in the name "Icahn & Co., Inc." on March 12, 1999. Icahn & Co. also holds of record in the name of Cede an additional 9,253,000 shares of Common Stock, which constitutes approximately 2.8% of such class of securities. Affiliates of Icahn & Co. own the above referenced 9,254,000 shares of Common Stock as follows: (i) 6,448,000 are beneficially owned by American Real Estate Holdings, L.P. ("AREH");(ii) 2,562,500 are beneficially owned by High River Limited Partnership ("High River"); and (iii) 243,300 are beneficially owned by Meadow Walk Limited Partnership ("Meadow Walk"). High River and Meadow Walk have each approved and join with the giving of this notice by Icahn & Co. For further information on the beneficial ownership of the Corporation's securities by Icahn & Co. and its affiliates, including, without limitation, High River and Carl C. Icahn, reference should be made to Annex A to this notice.

                  Icahn & Co. hereby represents that it intends to appear at the 1999 annual meeting of the Corporation's stockholders (the "Annual Meeting") in person or by proxy to submit the business specified in this notice.

RJR Nabisco Holding Corp.
March 12, 1999
Page 2


                  Icahn & Co. is seeking at the Annual Meeting to elect the following persons as members of the Board of Directors of the Corporation and, in that regard, proposes to nominate the following persons (each a "Nominee" and, collectively, the "Slate") as nominees for election as directors of the Corporation at the Annual Meeting:

                                  Jerome Becker
                                  Harold First
                                 Seymour Fliegal
                                  Russell Glass
                                  Martin Hirsch
                                   Carl Icahn
                                 Robert Mitchell
                                   Felix Pardo
                                 Jack Wasserman


                  The reason for conducting such business at the Annual Meeting is to nominate a slate of directors of the Corporation whose current intention, among other things, is to effect the prompt spinoff of the remaining 80.5% of Nabisco Holdings Corp. ("Nabisco") held by the Corporation to its stockholders.

                  As required by the Bylaw Requirements, Icahn & Co. hereby advises you that certain information relating to each of the Nominees as required by the Bylaw Requirements is set forth in Annexes C through K of this notice. Except as set forth herein or in any of such Annexes (or any attachments thereto), to the best knowledge of Icahn & Co. (i) no Nominee owns any securities of the Corporation or any parent or subsidiary of the Corporation, directly or indirectly, beneficially or of record, or has purchased or sold any securities of the Corporation within the past two years, and none of their associates beneficially owns, directly or indirectly, any securities of the Corporation, (ii) no Nominee, his associates or any member of his immediate family, or Icahn & Co. or their associates has any arrangement or understanding with any person (a) with respect to any future employment by the Corporation or its affiliates or (b) with respect to future transactions to which the Corporation or any of its affiliates will or may be a party, nor any material interest, direct or indirect, in any transaction, or series of similar transactions, that has occurred since January 1, 1998 or any currently proposed transaction, or series of similar transactions, to which the Corporation or any of its subsidiaries was or is to be a party and in which the amount involved exceeds $60,000, (iii) no Nominee is, or was within the past year, a party to any contract, arrangement or understanding

RJR Nabisco Holding Corp.
March 12, 1999
Page 3


with any person with respect to any securities of the Corporation, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies, (iv) no Nominee or any of his associates has any arrangement or understanding with any person pursuant to which he was or is to be selected as a director, nominee or officer of the Corporation and (v) there is no other information with respect to any Nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended. Matters disclosed in any part of this notice, including the Annexes and any attachments thereto, should be deemed disclosed for all purposes of this notice. The written consent of each of the Nominees as required by the Bylaw Requirements is attached as Annex L.

                  The following is a general description of all arrangements or understandings between certain affiliates of Icahn & Co., including, without limitation, High River and each Nominee and any other person, pursuant to which the nomination or nominations set forth above are being made, which, to the extent the same is memorialized in an agreement and annexed to this notice, is qualified in its entirety by reference to the more complete and detailed information contained in such agreements:

         Agreements with Nominees

         High River has entered into a letter agreement (the "Nominee Agreement") with each of the Nominees: Messrs. Becker, First, Fliegal, Glass, Hirsch, Icahn, Mitchell, Pardo and Wasserman. A copy of the form of the Nominee Agreement is attached hereto as Annex B, and provides, among other things, as follows:

o The Nominee acknowledges that he has agreed to become a member of the Slate to stand for election as director of the Corporation in connection with a proxy contest with management of the Corporation in respect of the election of directors of the Corporation at the Annual Meeting.

o        High River has agreed to pay the costs of the proxy contest.

o The Nominee acknowledges that the Slate will run for election on a platform which advocates the prompt spinoff of Nabisco to stockholders of the Corporation and that the Proxy Statement regarding the election of the Slate will disclose such. The

RJR Nabisco Holding Corp.
March 12, 1999
Page 4


Nominee acknowledges that he is in agreement with the platform and presently intends to take such action, acknowledging that he is not, and cannot be, bound to do so.

o High River has agreed to indemnify each Nominee from and against any losses incurred by the Nominee arising from any action relating to such Nominee's role as a nominee on the Slate, absent gross negligence or willful misconduct.

                  Icahn & Co. will promptly provide any other information reasonably requested by the Corporation pursuant to the Bylaw Requirements. Please be advised, however, that, notwithstanding the compliance by Icahn & Co. with the Bylaw Requirements, neither the delivery of this notice in accordance with the terms of the Bylaws Requirements nor the delivery of any additional information, if any, provided by Icahn & Co. or any of its affiliates to the Corporation from and after the date hereof shall be deemed to constitute an admission by Icahn & Co. or any of its affiliates of the legality or enforceability of the Bylaw Requirements or a waiver by any such person or entity of its right to, in any way, contest or challenge the enforceability thereof.


                                         Very truly yours,

                                         /s/ Carl C. Icahn

                                         Carl C. Icahn

                                         Chairman of the Board
                                         and President of Icahn & Co., Inc.
                                         and on behalf of Barberry Corp. and
                                         Riverdale LLC, the general partners
                                         of Meadow Walk Limited Partnership
                                         and High River Limited Partnership,
                                         respectively




               [signature page to RJR stockholder proposal notice]

                                                                       ANNEX A



     High River is the direct beneficial owner of 18,020,800 shares ("Shares") of RJR Nabisco Holdings Corp. common stock. Riverdale LLC ("Riverdale") is the indirect beneficial owner of 18,020,800 Shares. Barberry Corp. ("Barberry") is the indirect beneficial owner of 1,256,700 Shares. Meadow Walk is the direct beneficial owner 1,256,700 Shares. AREH is the direct beneficial owner of 6,448,200 Shares. Each of American Real Estate Partners, L.P. ("AREP"), American Property Investors ("API") and Beckton Corp. ("Beckton") are indirect beneficial owners of 6,448,200 Shares. Icahn & Co. is the record owner of 9,254,000 of the Shares described above.

     Riverdale, the general partner of High River, is over 99 percent owned by Mr. Icahn. Barberry, the sole general partner of Meadow Walk, is wholly owned by Mr. Icahn. API, the general partner of both AREH and AREP, is wholly owned by Beckton, which is wholly owned by Mr. Icahn. As such, Mr. Icahn may be deemed to be the indirect beneficial owner of 25,725,700 Shares.

                                                                       ANNEX B

                         High River Limited Partnership




                                                              March ___, 1999





Dear          :

This will confirm our understanding as follows:

         1. You have agreed to become a member of a slate of nominees (the "Slate") to stand for election as directors of RJR Nabisco Holdings Corp.("RJR") in connection with a proxy contest with management of RJR in respect of the election of directors of RJR at the 1999 Annual Meeting of Stockholders of RJR (the "1999 Annual Meeting"), expected to be held in May 1999, or a special meeting of stockholders of RJR called for a similar purpose (the "Proxy Contest").

         2. The undersigned agrees to pay the costs of the Proxy Contest.


         3. You understand that the Slate will run for election on a platform which advocates the prompt spinoff of Nabisco Holdings Corp. ("Nabisco") to stockholders of RJR and that the proxy statement and other proxy material to be provided to stockholders of RJR regarding the election of the Slate (collectively, the "Proxy Statement") will disclose such. Given that understanding, you have informed the undersigned that you are in agreement with the platform and presently intend to take such action, acknowledging that you are not, and cannot be, bound to do so.

         4. You understand that, pursuant to the By-Laws of RJR, it will be difficult, if not impossible, to replace nominees who, such as yourself, have agreed to serve on the Slate and later change their minds and determine not to seek election. Accordingly, the Slate is relying upon your agreement to seek nomination. In that connection, you are being supplied with questionnaires in which you will provide the undersigned with information necessary for the undersigned to make appropriate disclosure both to RJR and for use in creating the proxy material to be sent to stockholders of RJR and to be filed with the Securities and Exchange Commission. You have agreed that (i) you will immediately complete and sign the questionnaire and return it to the undersigned and (ii) your responses to the questions contained therein will be true and correct in all respects. In addition, you have agreed that, concurrently with your execution of this letter, you will execute a letter or other instrument directed to RJR informing RJR that you consent to being a nominee of the undersigned for the election as a director of RJR and, if elected, consent to serving as a director of RJR.

         5. The undersigned hereby agrees that, so long as you actually serve on the Slate, the undersigned will defend, indemnify and hold you harmless from and against any and all losses, claims, damages, penalties, judgments, awards, liabilities, costs, expenses and disbursements (including, without limitation, reasonable attorneys' fees, costs, expenses and disbursements) incurred by you in the event that you become a party, or are threatened to be made a party, to any civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal thereof relating solely to your role as a nominee for director of RJR on the Slate. Your right of indemnification hereunder shall continue after the election has taken place but only for events which occurred during the period from the date hereof until the date of the 1999 Annual Meeting or special meeting of stockholders regarding the election of the Slate in the event that you are a candidate for election at such special meeting. Anything to the contrary herein notwithstanding, the undersigned is not indemnifying you for any action taken by you or on your behalf which occurs prior to the date hereof or subsequent to the 1999 Annual Meeting or such earlier time as you are no longer a nominee of the Slate for election to RJR's Board of Directors or for any actions taken by you as a director of RJR, if you are elected. Nothing herein shall, be construed to provide you an indemnity in the event you are found to have engaged in a violation of any provision of state or federal law in connection with the Proxy Contest unless you demonstrate that your action taken in good faith and in a manner you reasonably believed to be in or not opposed to the best interests of electing the Slate or if you acted in a manner which constitutes gross negligence or willful misconduct. In the event that you shall make any claim for indemnification hereunder, you shall promptly notify the undersigned in the event of any third-party claims actually made against you or known by you to be threatened. In addition, with respect to any such claim, the undersigned shall be entitled to defend you with counsel of its choice. The undersigned shall not be responsible for any settlement of any claim against you covered by this indemnity without its prior written consent. However, the undersigned may not enter into any settlement of any such claim without your consent unless such settlement includes a release of you from any and all liability in respect of such claim.

         6. Each of us recognizes that should you be elected to the Board of Directors of RJR all of your activities and decisions as a director will be governed by applicable law and subject to your fiduciary duty to the stockholders of RJR and, as a result, that there is, and can be, no agreement between you and the undersigned which governs the decisions which you will make as a director of RJR, including, without limitation, the matters described in paragraph 3 above.

         Should the foregoing agree with your understanding, please so indicate in the space provided below, whereupon this letter will become a binding agreement between us.

                                            Very truly yours,


                                            High River Limited Partnership
                                            By Riverdale LLP, General Partner


                                            By_______________________________
                                                     Its:



Agreed to and Accepted
as of the date first
above written


------------------------

                                                                       ANNEX C

                                JEROME M. BECKER


Name:                    Jerome M. Becker (the "Nominee")
Age:                     63
Business                 605 Third Avenue
Address:                 New York, NY  10158
Residence                1675 York Avenue
Address:                 New York, NY  10128


                  Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                                    Jerome M. Becker, Esq.
                                    605 Third Avenue
                                    New York, NY  10158
                                    1995 - Present
                                    Sole Practitioner

                                    Davidoff & Malito
                                    605 Third Avenue
                                    1981 - 1995
                                    New York, NY  10158
                                    Of Counsel

The entities listed above are not a parent, subsidiary or other affiliate of RJR Nabisco Holdings Corp. ("RJR Nabisco"). The Nominee does not hold any positions or offices with RJR Nabisco.

                                                                     ANNEX D

                                  HAROLD FIRST



Name:                    Harold First (the "Nominee")
Age:                     62
Business                 345 Park Avenue
Address:                 New York, NY 10154
Residence                13-55 Wilkens Court
Address:                 Fairlawn, NJ 07410


                  Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                                Harold First
                                345 Park Avenue
                                New York, NY  10154
                                1993 - Present
                                Financial Consultant - Self Employed

The entity listed above is not a parent, subsidiary or other affiliate of RJR Nabisco Holdings Corp. ("RJR Nabisco"). The Nominee does not hold any positions or offices with RJR Nabisco.

                  The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of the Exchange Act or that are registered as an investment company under the Investment Company Act of 1940:

                                Cadus Pharmaceutical Corporation
                                Philip Services Corporation
                                PANACO Inc.
                                Tel-Save.com, Inc.

Currently, the Nominee beneficially owns 500 shares of common stock, par value $0.01 per share, of RJR Nabisco ("Common Stock"), which constitutes less than one percent (1%) of such class of securities. The Nominee purchased these shares on July 21, 1998.

                                                                       ANNEX E

                                 SEYMOUR FLIEGEL


Name:                    Seymour Fliegel (the "Nominee")
Age:                     67
Business                 28 West 44th Street
Address:                 New York, NY 10036
Residence                166-40 Powells Cove Blvd.
Address:                 Whitestone, NY 11357


                  Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                                    Center for Educational Innovation
                                    28 West 44th Street
                                    New York, NY 10036
                                    January 1989 - Present
                                    President (January 1999-Present)
                                    Senior Fellow (January 1989-Present)

                                    Sy Fliegel Associates
                                    (Educational consulting business)
                                    July 1989 - Present
                                    President

The entities listed above are not a parent, subsidiary or other affiliate of RJR Nabisco Holdings Corp. ("RJR Nabisco"). The Nominee does not hold any positions or offices with RJR Nabisco.

                                                                    ANNEX F

                                RUSSELL D. GLASS


Name:                    Russell D. Glass (the "Nominee")
Age:                     36
Business                 767 Fifth Avenue
Address:                 New York, NY 10153
Residence                166-25 Powells Cove
Address:                 Beechhurst, NY  11357


                  Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.


                                    Icahn Associates Corp.
                                    767 Fifth Avenue
                                    New York, NY  10153
                                    1998 - Present
                                    President and Chief Investment Officer

                                    Lowestfare.com, Inc.
                                    767 Fifth Avenue
                                    New York, NY  10153
                                    1998 - Present
                                    Vice Chairman

                                    Relational Investors LLC
                                    4330 La. Jolla Village Drive
                                    San Diego, CA
                                    1996 - 1998
                                    Partner

                                    Premier Partners Inc.
                                    274 North Undermountain Road
                                    Sheffield, MA 01257
                                    1988 - 1996
                                    Partner

The entities listed above are not a parent, subsidiary or other affiliate of RJR Nabisco Holdings Corp. ("RJR Nabisco"). The Nominee does not hold any positions or offices with RJR Nabisco.

                  The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of the Exchange Act or that are registered as an investment company under the Investment Company Act of 1940:

                                    Cadus Pharmaceutical Corporation
                                    National Energy Group, Inc.*
--------
         *held directorship when an Order for Relief Under Chapter 11 of the Bankruptcy Code was entered against National Energy in February 1999.

                                                                      ANNEX G

                                  MARTIN HIRSCH


Name:                     Martin Hirsch (the "Nominee")
Age:                      43
Business                  767 Fifth Avenue
Address:                  New York, NY 10153
Residence                 34 McGuiness Lane
Address:                  White Plains, NY 10605


                  Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                                American Real Estate Partners, L.P.
                                100 South Bedford Road
                                Mt. Kisco, NY 10549
                                1991 - Present
                                Vice President


The entity listed above is not a parent, subsidiary or other affiliate of RJR Nabisco Holdings Corp. ("RJR Nabisco"). The Nominee does not hold any positions or offices with RJR Nabisco.


                  The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of the Exchange Act or that are registered as an investment company under the Investment Company Act of 1940:

                            National Energy Group, Inc.*
                            Stratosphere Corporation

Currently, the Nominee beneficially owns 100 shares of common stock, par value $0.01 per share, of RJR Nabisco ("Common Stock"), which constitutes less than one percent (1%) of such class of
--------
         *held directorship when an Order for Relief Under Chapter 11 of the Bankruptcy Code was entered against National Energy in February 1999.

securities.  The Nominee purchased these shares on April 12, 1996.

                                                                     ANNEX H

                                  CARL C. ICAHN


Name:                    Carl C. Icahn (the "Nominee")
Age:                     63
Business                 767 Fifth Avenue
Address:                 New York, NY 10153
Residence                15 West 53rd Street
Address:                 New York, NY 10019


                  Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.


                                   Starfire Holding Corporation (formerly Icahn
                                   Holding Corporation)
                                   100 South Bedford Road
                                   Mt. Kisco, NY  10549
                                   1984 - Present
                                   Chairman of the Board and Chief Executive
                                   Officer

                                   ACF Industries, Incorporated
                                   620 North Second Street
                                   St. Charles, MO 63301
                                   1984 - Present
                                   Chairman of the Board and Chief Executive
                                   Officer

                                   ACF Industries Holdings Corp.
                                   620 North Second Street
                                   St. Charles, MO 63301
                                   1993 - Present
                                   Chairman of the Board and Chief Executive
                                   Officer

                                   Icahn & Co., Inc.
                                   One Wall Street Court
                                   New York, NY 10005
                                   1968 - Present
                                   Chairman of the Board, President and Chief
                                   Executive Officer

                                   American Property Investors, Inc.
                                   100 South Bedford Road
                                   Mt. Kisco, NY  10549
                                   1990 - Present
                                   Chairman of the Board and Chief Executive
                                   Officer

                                   Bayswater Realty & Capital Corp.
                                   100 South Bedford Road
                                   Mt. Kisco, NY  10549
                                   1979 - Present
                                   Chairman of the Board

                                   Stratosphere Corporation
                                   2000 Las Vegas Boulevard South
                                   Las Vegas, Nevada 89104
                                   October 1998 - Present
                                   Chairman of the Board

                                   Lowestfare.com, Inc.
                                   767 Fifth Avenue
                                   New York, NY  10153
                                   1998 - Present
                                   Chairman of the Board

                                   Cadus Pharmaceutical Corporation
                                   777 Old Saw Mill River Road
                                   Tarrytown, NY 10591
                                   1995 - 1996
                                   Co-Chairman of the Board

The entities listed above are not a parent, subsidiary or other affiliate of RJR Nabisco Holdings Corp. ("RJR Nabisco"). The Nominee does not hold any positions or offices with RJR Nabisco.

                  The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of the Exchange Act or that are registered as an investment company under the Investment Company Act of 1940:

                                   Cadus Pharmaceutical Corporation
                                   American Property Investors, Inc., the
                                   general partner of American Real Estate
                                   Partners, L.P.
                                   Stratosphere Corporation


                  The Nominee beneficially owns, indirectly, with shared voting and investment power, 25,725,700 shares of common stock, par value $0.01 per share, of RJR Nabisco, which constitutes approximately 7.9% of such class of securities.

                                                                 ANNEX I

                                                ROBERT J. MITCHELL


Name:                    Robert J. Mitchell (the "Nominee")
Age:                     52
Business                 767 Fifth Avenue
Address:                 New York, NY 10153
Residence                3 Woodland Drive
Address:                 Woodbury, NY 11797


                  Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                                   ACF Industries, Incorporated
                                   620 North Second Street
                                   St. Charles, MO 63301
                                   1995 - Present
                                   Senior Vice President - Finance (Treasurer from December 1984 to March 1995)

                                   ACF Industries Holdings Corp.
                                   620 North Second Street
                                   St. Charles, MO 63301
                                   1993 - Present
                                   President and Treasurer

                                   Icahn & Co., Inc.
                                   One Wall Street Court
                                   New York, NY 10005
                                   1984 - Present
                                   Vice President and Liaison Officer

The entities listed above are not a parent, subsidiary or other affiliate of RJR Nabisco Holdings Corp. ("RJR Nabisco"). The Nominee does not hold any positions or offices with RJR Nabisco.

                  The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of the Exchange Act or that are registered as an investment company under the Investment Company Act of 1940:

                        Cadus Pharmaceutical Corporation
                        National Energy Group, Inc.*
--------
         *held directorship when an Order for Relief Under Chapter 11 of the Bankruptcy Code was entered against National Energy in February 1999.

                                                                       ANNEX J


                                   FELIX PARDO


Name:             Felix Pardo (the "Nominee")

Age:              61

Business          313 Warren Street
Address:          Glen Falls, NY  12801

Residence         33 Washington Avenue
Address:          Cambridge, MA 02140


                  Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                                   Dyckerhoff Inc.
                                   313 Warren Street
                                   Glen Falls, NY 12801
                                   Chairman (July 1998 - Present)

                                   Phillip Services Corporation
                                   100 King Street West
                                   P.O. Box 2440
                                   Hamilton, Ontario L8N 4J6
                                   President (March 1998 - November 1998)

                                   Ruhr-American Coal Corp.
                                   Kanawha Blvd.
                                   Charleston, West Virginia
                                   President (May 1992 - March 1998)

                                   Newalta Corporation
                                   Suite 1200
                                   333 Eleventh Avenue, S.W.
                                   Calgary, Alberta T2R 1L9
                                   Chairman (1992 - March 1998)





The entities listed above are not a parent, subsidiary or other affiliate of RJR Nabisco Holdings Corp. ("RJR Nabisco"). The Nominee does not hold any positions or offices with RJR Nabisco.

                  The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of the Exchange Act or that are registered as an investment company under the Investment Company Act of 1940:


                                            Innovative Valve Technologies, Inc.
                                            Newalta Corporation
                                            PANACO Inc.
                                            Phillip Services Corporation

                                                                 ANNEX K

                                JACK G. WASSERMAN


Name:                    Jack G. Wasserman (the "Nominee")
Age:                     62
Business                 111 Broadway
Address:                 New York, NY  10006
Residence                510 East 86th Street
Address:                 New York, NY  10028


                  Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                                    Wasserman Schneider and Babb (law firm)
                                    111 Broadway
                                    New York, NY  10006
                                    1996 - Present
                                    Senior Partner

The entity listed above are not a parent, subsidiary or other affiliate of RJR Nabisco Holdings Corp. ("RJR Nabisco"). The Nominee does not hold any positions or offices with RJR Nabisco.

                  The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of the Exchange Act or that are registered as an investment company under the Investment Company Act of 1940:

                                    Cadus Pharmaceutical Corporation
                                    National Energy Group, Inc.
                                    American Property Investors, Inc., the
                                    general partner of American Real Estate
                                    Partners, L.P.

                  Currently, the Nominee beneficially owns 1,600 shares of common stock, par value $0.01 per share, of RJR Nabisco ("Common Stock"), which constitutes less than one percent (1%) of such class of securities. The Nominee purchased 1,300 of these shares on December 4, 1998 and the other 300 shares on February 23, 1999.

                                                                 ANNEX L




                               CONSENT OF NOMINEE


                  The undersigned hereby consents to being named as a nominee for election as a director of RJR Nabisco Holdings Corp. (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 1999 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.


                                                              /s/ Jerome Becker

Dated: March 10, 1999

                               CONSENT OF NOMINEE


                  The undersigned hereby consents to being named as a nominee for election as a director of RJR Nabisco Holdings Corp. (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 1999 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.


                                                              /s/ Harold First

Dated:  March 11, 1999

                               CONSENT OF NOMINEE


                  The undersigned hereby consents to being named as a nominee for election as a director of RJR Nabisco Holdings Corp. (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 1999 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.


                                                              /s/ Sly Fliegel

Dated: March 11, 1999

                               CONSENT OF NOMINEE


                  The undersigned hereby consents to being named as a nominee for election as a director of RJR Nabisco Holdings Corp. (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 1999 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.


                                                              /s/ Russell Glass

Dated: March 10, 1999

                               CONSENT OF NOMINEE


                  The undersigned hereby consents to being named as a nominee for election as a director of RJR Nabisco Holdings Corp. (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 1999 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.


                                                              /s/ Martin Hirsch

Dated: March 11, 1999

                               CONSENT OF NOMINEE


                  The undersigned hereby consents to being named as a nominee for election as a director of RJR Nabisco Holdings Corp. (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 1999 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.


                                                              /s/ Carl C. Icahn

Dated: March 11, 1999

                               CONSENT OF NOMINEE


                  The undersigned hereby consents to being named as a nominee for election as a director of RJR Nabisco Holdings Corp. (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 1999 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.


                                                         /s/ Robert J. Mitchell

Dated: March 10, 1999

                               CONSENT OF NOMINEE


                  The undersigned hereby consents to being named as a nominee for election as a director of RJR Nabisco Holdings Corp. (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 1999 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.


                                                              /s/ Felix Pardo

Dated: March 12, 1999

                               CONSENT OF NOMINEE


                  The undersigned hereby consents to being named as a nominee for election as a director of RJR Nabisco Holdings Corp. (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 1999 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.


                                                          /s/ Jack G. Wasserman

Dated: March 11, 1999